Exhibit 10.1

UNICOIN ASSET SWAP AGREEMENT

This Agreement is executed between Unicoin Inc., a Delaware corporation, having its mailing address at 300 Delaware Avenue, Suite 210, Wilmington, DE 19801, United States, or its permitted assigns (“Unicoin” or the “Company”); Victor Raul Montenegro Criado an individual, citizen of Peru, with a Peruvian National Identification Number 06171694 (“Criado”); and Villa Paradiso S.A.C. a company established under the laws of Peru, registered in the National Superintendence of Public Registries, registry entry no.11080957, represented by its general manager, Nicola Felice, with Peruvian Identification No. 000671323, and having an address of Jr. Alegría Arias de Morey #157 Centro Tarapoto -San Martín-San Martín (“Villa Paradiso”). Criado and Villa Paradiso may be referred to herein, each as an “Investor,” and together the “Investors.”

RECITALS

WHEREAS, Investors are the sole and owners and holders of all the issued and outstanding shares of Buona Vista - Casas Club & Resort S.A.C., a company established under the laws of Peru, registered in the National Superintendence of Public Registries, registry entry no. 11161438, represented by its General Manager, Nicola Felice (“Buona Vista” or “Investor Company”);

WHEREAS, Buona Vista owns the assets set forth on Exhibit A, attached hereto (the “Assets”), and has no undisclosed debts with respect to the Assets;

WHEREAS, the Assets includes certain land located in the Maronilla Sector, Valle Huallaga Centra/Bajo Mayo, Morales District in the San Martin Province, Peru (hereinafter also referred to as the “Land”), and the development of said Land (hereinafter referred to as the “Development”), as further described in Exhibit A.

WHEREAS, Unicoin desires to acquire the Assets, subject to the terms and conditions set forth herein.

WHEREAS, Investor wishes to acquire rights to obtain unicoins in exchange for 100% ownership of the Assets, on the terms and conditions described herein.

WHEREAS, the rights to receive unicoins will be represented by “Unicoin Rights Certificates” to be issued to Investor upon the terms and conditions described herein.

WHEREAS, in order to facilitate the transfer of the Assets to Company, Investors have agreed to transfer and convey all their shares in Buona Vista (together, the “Investor Shares”), to Company upon closing of the transactions hereunder, and pursuant to the terms herein.

1. DEFINITIONS

“Agreement”: these terms and conditions.

“Contributions/Contributing”: payment in the form of the Investor shares as described in Exhibit B, when the transfer of the same becomes legally binding and recorded pursuant to applicable local regulations, in return for the future issuance of unicoins.

“Due Diligence”: the process of verification, investigation, or audit of the Assets, the Investor Shares, and the Investor Company that Company shall conduct in order to confirm all relevant facts and financial information provided or declared by Investor, and to assess and quantify possible contingencies that may affect the value of Contribution, the Investor Shares, or the Investor Company.

“unicoins”: the Unicoin cryptocurrency.

“Effective Date”: the first day when this Agreement is digitally signed by both Parties.

“Project”: the creation and development of the unicoins, completion of the technical, legal, regulatory and other aspects of the same, and the marketing, promotion and launch of the unicoin, including all costs associated therewith, and the growth and expansion of the unicoins and the unicoin ecosystem.

“Risk Factors”: the non-exhaustive list of material risk factors contained in the Unicoin Private Placement Memorandum.

2. INTERPRETATION. In this Agreement:

2.1. The clause headings are included for convenience only and shall not affect the interpretation of this Agreement;

2.2. Any reference to “persons” includes natural persons, firms, partnerships, companies, corporations, associations, organizations, governments, states, governmental or state agencies, foundations, and trusts;

2.3. The Recitals set forth above are true and correct and incorporated into this Agreement.

3. PRICE, ESCROW AGENT, DUE DILIGENCE

3.1. Price, Token Purchase. In consideration of the payment of the Contribution, the Company will allocate to Investor sixty-one million, seven hundred ninety-five thousand, two hundred sixteen (61,795,216) unicoins, payable in tranches as follows:

3.1.1. 14,653,212 unicoins upon the “Closing,” as defined below (the “First Tranche”);

3.1.2. 23,571,002 unicoins upon “Fifty Percent Development Completion” (the “Second Tranche”). “Fifty Percent Development Completion” shall mean when the agreed-upon set of milestones indicative of 50% progress has been achieved, including but not limited to the completion of foundational work, the erection of main structural components, and any other benchmarks specified in the development plan; and all necessary interim inspections and approvals have been obtained from relevant authorities or entities to verify compliance with applicable laws, codes, and regulations; and

3.1.3. 23,571,002 unicoins upon “Development Completion” (the “Third Tranche”). “Development Completion” shall mean that all buildings and structures outlined in the development plan have been fully built in accordance with all applicable laws, codes, and regulations; the Development, including all constructions, buildings, infrastructure, and landscaping, has passed all necessary inspections carried out by relevant authorities or entities, affirming that all construction was done properly and safely; all required certifications or permits, such as a certificate of occupancy, have been issued; all utilities (water, electricity, gas, sewage, etc.) are fully operational; all final inspections have been completed and approved; the Development is fully furnished and equipped as per the development plan, and is ready for immediate occupancy; and all contracts related to the development and construction are finalized, concluded, and closed.

3.2 Escrow Agent. Within 5 days after completion of the Due Diligence Period, defined below, each Investor shall deposit their share respective share certificates representing all the Investor Shares with the proper endorsements in escrow for the benefit of Unicoin, effectively preparing the full and clear title transfer of the Investor Shares to Unicoin (the “Share Certificates”). Investors agree to endorse their respective share certificates in favor of Unicoin prior to depositing them with the escrow agent. The endorsement shall be in a form acceptable to the parties and in compliance with applicable laws. Investors shall deposit all other documents and instruments of transfer necessary to effectuate the proper conveyance and transfer of full and clear title of the Investor Shares to Unicoin (together, the “Transfer Documents”).

Simultaneously, Unicoin shall deliver the Unicoin Rights Certificates representing the allocation of unicoins under the First Tranche to the Escrow Agent. The Transfer Documents and Unicoin Rights Certificates shall be held in escrow by a qualified escrow agent (“Escrow Agent”) to be designated by Company in its sole discretion, which shall then be released and delivered to the respective parties as set forth below. Payment of capital gains tax, withholding tax, value added tax (if applicable), documentary stamps tax, any other applicable taxes, registration expenses, notarial fees, transfer fees, and any other expenses for the transfer of ownership shall be for the account of and be paid for by the Investors.

3.3. Due Diligence Period. The Company shall have the right to perform its Due Diligence commencing on the Effective Date for a period of 100 days, if not sooner by Unicoin providing notice to Investors that it has concluded its Due Diligence (the “Due Diligence Period”). Investors shall cooperate with Unicoin, and comply with all reasonable requests during the Due Diligence process. If any findings during the Due Diligence Period indicate liabilities, contingencies, or factors likely to diminish the value of the Contributions, then, at the absolute discretion of Unicoin, this Agreement may be rendered null and void ab initio, absolving all Parties of any liability.

4. CLOSING

4.1. Escrow Deposits. Investors shall deposit the Transfer Documents with the Escrow Agent within 5 days after completion of the Due Diligence Period. Simultaneously, Unicoin shall deliver the Unicoin Rights Certificates representing the allocation of unicoins under the First Tranche to the Escrow Agent.

4.2. Closing Conditions. The Closing shall be subject to and conditioned upon the following:

(i) completion of the Due Diligence Period;

(ii) Investors having deposited the Transfer Documents with the Escrow Agent;

(iii) Unicoin delivering the Unicoin Rights Certificates representing the allocation of unicoins under the First Tranche to the Escrow Agent as provided above

(iv) Development Agreement: Investors and Unicoin shall have entered into a separate Development Agreement that stipulates that the Investors will remain fully responsible for the Development, including all related costs and expenses, and shall detail the scope of work, timelines, milestones, and quality standards for the project. The Development Agreement shall incorporate the “Development Responsibilities” as specified under Section 4.4.2, below. Investors and Unicoin shall cooperate with each other to ensure the Development Agreement is finalized and executed before conclusion of the Due Diligence Period.

(v) Finalization of Contracts: Investors shall finalize and close all contracts related to the Development of the Land, ensuring that there are no outstanding obligations or liabilities that could affect Unicoin’s ownership interest in Buona Vista. All contracts must clearly state that Buona Vista and Unicoin are not responsible for any development-related obligations or liabilities. Investors shall cooperate with Unicoin to ensure that all such contracts are finalized and closed before completion of the Due Diligence Period.

(together, the “Closing Conditions”).

4.3. Closing. Upon all Closing Conditions having been satisfied, the Escrow Agent shall release the Transfer Documents to Unicoin, and in exchange, release the Unicoin Rights Certificate representing the allocation of unicoins under the First Tranche to Investors. This exchange shall constitute the “Closing,” upon which title to the Investor Shares shall be fully vested in Unicoin without any encumbrances or defects.

4.4. Post-Closing Covenants.

4.4.1. Investors shall undertake all necessary actions to facilitate the seamless transfer of ownership and control of the Investor Company to Unicoin, including but not limited to, the removal of officers and directors and the appointment of new ones as instructed by Unicoin in writing, updating corporate records and ledgers to accurately reflect the change in ownership, making any necessary filings or registrations with the applicable governmental and local registries, revocation of powers of attorneys related to the transfer of ownership, and providing any notices as may be required by law to ensure the complete transfer of ownership and control in accordance with all relevant legal obligations and regulations. Investors shall be solely responsible for all fees, costs and expenses associated with such governmental registrations or filings.

4.4.2. Development Responsibilities: Investors shall retain sole responsibility for the development of the Land post-closing until Development Completion, and shall oversee and manage all project aspects, including planning, budgeting, scheduling, and resource allocation, engaging qualified professionals and contractors to ensure the Development meets agreed-upon specifications, timelines, and quality standards. Investors agree to meet specific development milestones as agreed upon, triggering subsequent tranche payments from Unicoin. Investors shall provide regular progress reports to Unicoin and ensure timely achievement of these milestones. They shall respond promptly to any reasonable requests for information or assistance and provide any required documentation or access to records necessary for the continued development and maintenance until Development Completion All development activities must comply with applicable federal, state, and local laws, including obtaining necessary permits, licenses, and approvals. Investors shall bear all costs and expenses associated with the development and construction, including materials, labor, permits, inspections, and other expenses (together, the “Development Responsibilities”). Unicoin shall grant Investors the necessary powers of attorney to enable Investors to perform all necessary actions to fulfill their Development Responsibilities and achieve Development Completion. This includes, but is not limited to, obtaining requisite permits and approvals, entering into contracts with third parties, and ensuring compliance with all applicable legal and regulatory requirements.

4.4.3. Restriction on Liens. Investors, as developers, agree not to place, or allow to be placed, any liens or encumbrances on the Land being developed, except as permitted under this agreement or as may be necessary to secure payment for materials or services provided by third-party contractors. Any such liens must meet the following conditions: (i) necessary for the development of the land and are immediately released upon payment or completion of the work; and (ii) approved in writing by Unicoin prior to the imposition of any such lien. Investors shall notify Unicoin in writing and obtain Unicoin’s prior written consent before agreeing to any arrangements that may result in a lien or encumbrance on the Land.

4.4.4. Indemnification. Buona Vista and Unicoin shall not be held liable for any claims, damages, or losses related to the Development, including but not limited to, construction defects, delays, or any other issues arising from the development activities conducted by the Investors. The Investors hereby agree to indemnify, defend, and hold harmless Buona Vista and Unicoin, their officers, directors, employees, agents, and affiliates, from and against any and all claims, demands, suits, liabilities, damages, losses, costs, and expenses (including reasonable attorneys’ fees) arising out of or resulting from the Investors’ acts, omissions, or negligence in connection with the development of the Land. This indemnification includes, but is not limited to, any liens, encumbrances, or claims placed on the Land by contractors, subcontractors, suppliers, or any other parties involved in the development, whether arising out of non-payment or any other reason. Investors shall provide and maintain a performance bond issued by a reputable surety company to ensure the completion of the development in accordance with the terms of this agreement. In the event that any lien or encumbrance is placed on the Land in violation of this agreement, Investors shall promptly indemnify Buona Vista and Unicoin for any costs incurred in removing or resolving such liens, including legal fees, court costs, and any settlements or judgments. Investors are responsible for securing the prompt release of any lien or encumbrance and providing evidence of such release to Buona Vista and Unicoin within 10 calendar days of the lien being filed. This indemnification obligation shall survive the Closing and remain in effect until all development- related activities have been completed and all potential lien claims have been resolved.

4.5. Compliance and Extensions: The method of transfer and other documentation associated therewith shall be completed in a manner that ensures compliance with all applicable laws and regulations, and ensures the proper transfer of the Assets to Unicoin. Unicoin may extend the Closing until such time it deems necessary to complete the closing process, including without limitation, for purposes of making any required filings with local authorities, or obtaining any necessary governmental approvals. Unicoin shall provide written notice to the Investor of any extension, specifying the reasons for the extension.

4.6. Subsequent Tranches:

4.6.1. Second Tranche: Upon achieving Fifty Percent Development Completion, as defined in Section 3.1.2, Investor shall notify Unicoin. The determination of Fifty Percent Development Completion shall be confirmed and certified by a qualified, independent expert mutually agreed upon by Investors and Unicoin (the “First Expert Certification”). The First Expert Certification must be in writing and shall detail the specific milestones achieved, explicitly confirming that all criteria outlined in the definition of “Fifty Percent Development Completion” in Section 3.1.2 have been met. Unicoin shall release the Unicoin Rights Certificate representing the portion of unicoins under the Second Tranche to the Investor, but only upon receipt of the First Expert Certification and a written confirmation from Investors that all the milestones specified in Section 3.1.2 have been achieved. All costs associated with the First Expert Certification shall be borne by the Investor.

4.6.2. Third Tranche: Upon achieving Development Completion, as defined in Section 3.1.3. above, Investor shall notify Unicoin. The determination of Development Completion shall be confirmed and certified by a qualified, independent expert mutually agreed upon by Investors and Unicoin (the “Second Expert Certification”). The Second Expert Certification must be in writing and shall detail the specific milestones achieved, explicitly confirming that all criteria outlined in the definition of “Development Completion” in Section 3.1.3 have been met. Unicoin shall release the Unicoin Rights Certificate representing the portion of unicoins under the Third Tranche to the Investors, but only upon receipt of the Second Expert Certification and a written confirmation from Investors that all the milestones specified in Section 3.1.3 have been achieved. All costs associated with the Second Expert Certification shall be borne by the Investor.

4.7. Unicoin Rights Certificates. The allocated unicoins will be represented by “Unicoin Rights Certificate(s),” reflecting the total number of unicoins to be received by Investors under each tranche. The Unicoin Rights Certificates shall be issued to each Investor in proportion to their ownership percentages in Buona Vista as set forth in Exhibit B. Investors agree that the receipt of the Unicoin Rights Certificates will constitute full performance by the Company under this agreement and will serve as complete payment for all rights conveyed to the Company herein.

4.8. Retention of Investor Shares: In the event that the Investors fail to achieve “Fifty Percent Development Completion” or “Development Completion” as defined in Sections 3.1.2 and 3.1.3 respectively, within the agreed-upon timelines, Unicoin shall retain full ownership of the Investor Shares without any obligation to release any further Unicoin Rights Certificates. This provision shall serve as a protective measure to ensure that Unicoin’s ownership interest in the Investor Company remains secure regardless of the Investors’ progress on the Development. The Investors acknowledge and agree that their entitlement to any further tranche payments is strictly contingent upon the successful and timely achievement of the specified development milestones.

However, the retention of Investor Shares by Unicoin as outlined above is contingent upon the successful completion of our Initial Coin Offering (ICO) of Unicoins as follows: the Initial ICO will occur on or before September 30, 2024, and will be solely for the purpose of listing Unicoins and making them available for purchase, with no rights for the Investor to sell or trade unicoins until December 31, 2024, when unicoins will then be available for sale and trade. If the Initial ICO for purchasing does not occur by September 30, 2024, or if Unicoins are not available for trading by December 31, 2024, the Parties agree to negotiate in good faith to establish new dates for these events. If the ICO is not successfully completed and trading is not enabled by the newly agreed dates, this Agreement shall be rendered null and void ab initio, absolving all Parties of any liabilities. Consequently, the transfer of Investor Shares as outlined herein shall be voided, and the shares shall be returned to the Investor, thereby nullifying the transaction as if no exchange had taken place.

5. REPRESENTATIONS

The individual representations and warranties set forth directly below shall be deemed made by each Investor for himself and not on behalf of any other person:

5.1. Each Investor has full legal capacity, power and authority to execute and deliver this agreement and to perform their obligations hereunder.

5.2. This Agreement constitutes a valid and binding obligation of the Investor, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

5.3. Each Investor enters into this agreement for Investor’s own account, not as a nominee or agent.

5.4. This Agreement does not constitute an offer, promotion, invitation or solicitation for investment purposes, and the private placement memorandum for Unicoin’s ongoing pre-sale, as well as its filings with the U.S. Securities and Exchange Commission, contain a description of the unicoins and the risks involved in purchasing the unicoins.

5.5. Each Investor acknowledges that Investor has such knowledge and experience in technology and financial and business matters that Investor is capable of evaluating the merits and risks of entering into this agreement and is able to bear the economic risk of such participation for an indefinite period of time.

5.6. Each Investor declares that Investor is not a “U.S. Person” as defined in Regulation S of the Securities Act of 1933, as amended.

5.7. By signing this Agreement and/or by receiving, using and holding unicoins, each Investor represents and warrants that he or it:

(a) understands and agrees that Investor shall be solely responsible for any resulting transaction costs, including tax liabilities.

(b) understands that the value of unicoins may experience volatility or depreciate;

(c) agrees to cooperate fully with Unicoin, and to execute additional agreements as requested by Unicoin, in order to legally secure, document and record Unicoin’s ownership of the Assets being transferred by Investor to Unicoin.

5.8. Each Investor understands and accepts that, despite the reasonable efforts of the Company and its related entities involved in developing, allocating, and issuing the unicoins, the Project may encounter technical, operational, commercial, regulatory, or other unforeseen challenges that could lead to its failure (“Project Failure”). In the event of Project Failure, the unicoins may not be created, and Investor may not receive the unicoins that Investor made the Contributions for. Should such an event occur, this Agreement shall be deemed null and void ab initio, absolving all Parties of any liability. Moreover, the transfer of Investor Shares as outlined herein shall be rendered null and void, and returned to the Investor, effectively nullifying the transaction as if no exchange had taken place.

6. OTHER REPRESENTATIONS

6.1. Each Investor, for and on behalf of himself and not on behalf of any other person, warrants and represents that:

(a) Investor owns and holds the Investor Shares allocated to him or it as set forth in in Exhibit B; and that Investor holds such Investor Shares free and clear of any liens, encumbrances, or claims, and without any restrictions.

(b) without the prior express written consent of Unicoin, Investor shall not authorize, create, or issue any new shares in Investor Company, irrespective of class. This prohibition extends to common stock, preferred stock, any securities convertible into stock, and any other security or financial instrument that may have the effect of diluting the ownership stakes of the Investor Shares. Any creation, authorization, or issuance of new shares committed in breach of the terms stated in this provision shall be considered null and void ab initio.

(c) that Investor has obtained all the required authorizations and consents required to carry out the respective transactions as contemplated herein; and that neither the execution nor the fulfillment of the obligations described therein (i) contravenes the articles of incorporation, bylaws, shareholder agreements, or similar instruments as it pertains to the Investor Shares or Investor Company, (ii) contravenes or violates a law, decree, resolution or judicial, administrative or arbitral order or ruling to which Investor is a party, or (iii) constitutes a breach of the terms of a contract, agreement or agreement of importance to which Investor is a party.

(d) Each Investor agrees to cooperate with Unicoin, and to execute additional agreements as may reasonably be requested by Unicoin in order to consummate the closing of the transactions contemplated herein in a manner that is consistent with the terms of this Agreement.

6.2. Investor Company, for and on behalf of itself, and not on behalf of any other person, warrants and represents that:

(a) Investor Company holds legal and beneficial title to the Properties as detailed in the attached Exhibit A, free from any liens, encumbrances, or claims.

(b) without the prior express written consent of Unicoin, Investor Company shall not authorize, create, or issue any new shares in Investor Company, irrespective of class. This prohibition extends to common stock, preferred stock, any securities convertible into stock, and any other security or financial instrument that may have the effect of diluting the ownership stakes of the Investor Shares. Any creation, authorization, or issuance of new shares committed in breach of the terms stated in this provision shall be considered null and void ab initio.

(c) Investor Company has obtained all the required authorizations and consents, and it has the corporate capacity required to carry out the respective transactions as contemplated herein; and that neither the execution nor the fulfillment of the obligations described therein (i) contravenes its articles of incorporation, bylaws, shareholder agreements, or similar instruments, (ii) contravenes or violates a law, decree, resolution or judicial, administrative or arbitral order or ruling to which it is a party, or (iii) constitutes a breach of the terms of a contract, agreement or agreement of importance to which it is a party.

(d) The Investor Shares listed in Exhibit B represents the total authorized, issued and outstanding shares in Investor Company.

(e) Investor Company agrees to cooperate with Unicoin, and to execute additional agreements as may reasonably be requested by any parties in order to consummate the closing of the transactions contemplated herein in a manner that is consistent with the terms of this Agreement.

7. PROVISION OF INFORMATION, TERMINATION

7.1. Unicoin may nullify this Agreement in the event that (i) it becomes aware that there have been material misrepresentations or omissions made in regard to the Assets, the Investor Company, the Investor Shares, their value or ownership, or (ii) Investor fails to timely transfer the Transfer Documents, including title to the Investor Shares, to Unicoin as set forth herein.;

8. TERM.

8.1. This Agreement will take effect from the Effective Date and continue until terminated in accordance with the terms of this Agreement.

9. LIABILITIES

9.1. Liability Limitations: Unicoin’s obligations under this Agreement do not constitute personal obligations of the officers, directors, employees or agents of Unicoin. Unicoin’s liability arising under this Agreement, whether in contract, tort (including negligence) or for breach of statutory duty or in any other way shall only be for direct damages and shall not exceed the Contribution.

10. MISCELLANEOUS

10.1 All notices pertaining to this Agreement will be given to email addresses used by the Parties to Docusign this Agreement.

10.2 Governing Law: This Agreement (including any variation or modification thereto) shall be governed by and construed in accordance with the laws of the State of Delaware. The parties hereto irrevocably agree that the Delaware courts shall have exclusive jurisdiction to determine any claim, dispute or matter arising out of, or in connection with, or concerning this Agreement or its enforceability.

10.3 Severability: whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law but, if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect, such provision will be ineffective only to the extent of such invalidity, or unenforceability, without invalidating the remainder of this Agreement or any other provision hereof.

10.4 Entire Agreement: this Agreement embodies the complete agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes any prior or subsequent oral or written agreement or understanding between the parties in relation to such subject matter.

10.5 Reliance and Waiver: the parties acknowledge and agree that in entering into this Agreement, they have not relied on any statement, representation, guarantee warranty, understanding, undertaking, promise or assurance (whether negligently or innocently made) of any person (whether party to this Agreement or not) other than as expressly set out in the Agreement. Each party irrevocably and unconditionally waives all claims, rights and remedies that, but for this clause, it might otherwise have had in relation to any of the foregoing. Nothing in this clause shall limit or exclude any liability for fraud.

10.6. Assignment. Unicoin shall have the absolute right to assign any or all of its rights and obligations under this Agreement, including the right to receive the Investor Shares, to any wholly owned subsidiary, whether such subsidiary currently exists or is to be created in the future. Upon such assignment, Unicoin shall provide written notice to the Investors, specifying the details of the subsidiary to which the rights and obligations have been assigned.

IN WITNESS WHEREOF, the Parties hereto, intending to be legally bound, have caused their proper and duly authorized officers to execute and deliver this document as of the day and year first the last Party signs it.

[SIGNATURES TO FOLLOW ON NEXT PAGE]

UNICOIN INC.

By:	/s/ Alex Konanykhin
Alex Konanykhin
Title:	CEO
Email:	ak@unicoin.com
Date:	6/26/2024

INVESTORS:

/s/ Victor Raul Montenegro Criado
Printed Name:	Victor Raul Montenegro Criado
Email:	montenegroasesores@hotmail.com
Date:	6/24/2024

Villa Paradiso S.A.C.

By:	/s/ Nicola Felice
Printed Name:	Nicola Felice
Title:	Gerente General
Email:	nicola.felice.aquilano@gmail.com
Date:	6/24/2024

Buona Vista - Casas Club & Resort S.A.C., acknowledging and confirming the representations, warranties, and covenants made under Section 6.2 of this Agreement solely on behalf of Buona Vista - Casas Club & Resort S.A.C.

By:	/s/ Nicola Felice
Printed Name:	Nicola Felice
Title:	General Manager
Email:	nicola.felice.aquilano@gmail.com
Date:	6/24/2024

EXHIBIT A

DESCRIPTION OF ASSETS

REAL ESTATE PROPERTY REGISTERED UNDER THE NATIONAL SUPERINTENDENCE OF PUBLIC REGISTRIES IN PERU.

LOCATION: KM 8 F.B.T. – CACATACHI – TARAPOTO – SAN MARTIN

PROPERTY REGISTRATION STATUS: REGISTERED UNDER REGISTRATION NUMBER 11144493 IN FAVOR OF BUONA VISTA CASAS CLUB & RESORT S.A.C.

PROPERTY DESCRIPTION: RURAL PROPERTY NAMED BUONA VISTA I, LOCATED IN THE MARONILLA SECTOR, HUALLAGA VALLEY CENTRAL/LOWER MAYO, DISTRICT OF MORALES, PROVINCE AND REGION OF SAN MARTIN, PERU, WITH THE FOLLOWING CHARACTERISTICS:

AREA: 3.6839 HECTARES

PERIMETER: 1,007.07 METERS

[ADDITIONAL PROPERTY DESCRIPTION PLUS DESCRIPTION OF LAND

DEVELOPMENT TO FOLLOW ON NEXT PAGES]

A-1

CONSTRUCTORA Y CONSULTORIA GRAMEP S.A.C. ESPECIALISTA EN CONSULTORIA Y SANEAMIENTO DE PREDIOS Y TASACIÓN DE INMUEBLES, PROYECTOS INMOBILIARIOS Y EMPRESAS

TASACIÓN COMERCIAL DE UN PREDIO CON UN PROYECTO

EN EJECUCIÓN DE UN RESORTS & CASAS CLUB

Villa Paradiso
resort & casas club
Lagoon
Village
HOTEL
RUSTICA
-TARAPOTO-
BUFFET
KARAOKE
RESTAURANT

Ingreso al conjunto residencial Turístico denominado "Villa Paraíso" donde se ubica la Propiedad de Buena Vista Resort y Casa Club. (Ingreso Proyecto de Construcción y Culminación antes de fin de año)

Jr. Sinchi Roca N° 290 Tarapoto – Perú

Celular: +51 942 318 965 / E-Mail: GramepSac.CC@gmail.com

CONSTRUCTORA Y CONSULTORIA GRAMEP S.A.C. ESPECIALISTA EN CONSULTORIA Y SANEAMIENTO DE PREDIOS Y TASACIÓN DE INMUEBLES, PROYECTOS INMOBILIARIOS Y EMPRESAS

Vista Aérea de la distribución de las distintas Áreas del Proyecto del Resort y Casa Club, conformado por Dos Bloques

Hoteleros, un área Social y Dos Anillos Viales con Casas Club

Jr. Sinchi Roca N° 290 Tarapoto – Perú

Celular: +51 942 318 965 / E-Mail: GramepSac.CC@gmail.com

CONSTRUCTORA Y CONSULTORIA GRAMEP S.A.C. ESPECIALISTA EN CONSULTORIA Y SANEAMIENTO DE PREDIOS Y TASACIÓN DE INMUEBLES, PROYECTOS INMOBILIARIOS Y EMPRESAS

Muro de Piedra con Cerco Vivo	Vista parcial de la Piscina - Laguna 1000mt2 con Isla – Bar. Vista desde la Catarata en Piedras.

Anillos Viales de las futuras Casas	Vista parcial de la Piscina - Laguna 100mt2 con Isla – Bar. Vista desde la Catarata en Piedras.

Jr. Sinchi Roca N° 290 Tarapoto – Perú

Celular: +51 942 318 965 / E-Mail: GramepSac.CC@gmail.com

CONSTRUCTORA Y CONSULTORIA GRAMEP S.A.C. ESPECIALISTA EN CONSULTORIA Y SANEAMIENTO DE PREDIOS Y TASACIÓN DE INMUEBLES, PROYECTOS INMOBILIARIOS Y EMPRESAS

Planos Topográficos y Distributivos de las áreas del terreno

Jr. Sinchi Roca N° 290 Tarapoto – Perú

Celular: +51 942 318 965 / E-Mail: GramepSac.CC@gmail.com

CONSTRUCTORA Y CONSULTORIA GRAMEP S.A.C. ESPECIALISTA EN CONSULTORIA Y SANEAMIENTO DE PREDIOS Y TASACIÓN DE INMUEBLES, PROYECTOS INMOBILIARIOS Y EMPRESAS

DATOS GENERALES

SOLICITANTE: NICOLA FELICE

PROPIETARIO: BUONA VISTA RESORTS & CASAS CLUB S.A.C.

UBICACIÓN: KM 8 F.B.T. – CACATACHI – TARAPOTO – SAN MARTIN

SITUACION REGISTRAL DEL PREDIO: INSCRITO EN LA PARTIDA REGISTRAL 11144493 A FAVOR DE BUONA VISTA CASAS CLUB & RESORT S.A.C.

OBJETO DE LA TASACION: PARA FINES COMERCIALES DE COMPRA VENTA.

METODO E REGLAMENTACION EMPLEADA: EN BASE A LOS PARAMETROS COMERCIALES DE LA ZONA Y EN CONCORDANCIA CON EL REGLAMENTO DE TASACION APROBADO POR R.M. N°172-2016 Y SU MODIFICATORIA N°424 – 2017 DEL 3 DE NOVIEMBE DEL 2017 Y EL PLAN DE DESARROLLO URBANO SEGÚN DECRETO SUPREMO 012-2022 VIVIENDA, DEL 5 DE OCTUBRE DEL 2022 Y DE ACUERO A LOS VALORES UNITARIOS DE EDIFICACION APROBADO R.M.N° 250-2022 VIVIENDA APLICANDO EL METODO DE VALUACION DIRECTA Y PARA ALLAR EL VALOR DE REALIZACION EN EL MERCADO INMOBILIARIO.

FECHA DE INSPECCION OCULAR: 27-28/05/2024

UBICACIÓN DEL PREDIO: EN EL KM 8 DE LA CARRETERA FERNANDO BELAUNDE TERRY ENTRE LOS DISTRITOS DE MORALES Y CACATACHI DE LA CIUDAD DE TARAPOTO. AL FRENTE DE LA UNIVERSIDAD CESAR VALLEJO Y A 600 METROS DESDE LA CARETERA F.B.T. UBICADO FRENTE A UN HOTEL-RESORT DE LA CADENA RUSTICA Y AL COSTADO DE OTRAS INVERSIONES TURISTICAS COMO EL CLUB HIPICO TARAPOTO, LAGOON VILLAGE Y YANASPA GREEN DREAMS. CUENTA CON UN INGRESO CONDOMINIAL EN CURSO DE CONSTRUCCION Y ASFALTADO. UBICACIÓN ESTRATEGICA Y CON GRANDES PAISAJISMO Y ENTORNO NATURAL A MENOS DE 20 MINUTOS DEL AEROPUERTO Y CIUDAD DE TARAPOTO.

Jr. Sinchi Roca N° 290 Tarapoto – Perú

Celular: +51 942 318 965 / E-Mail: GramepSac.CC@gmail.com

CONSTRUCTORA Y CONSULTORIA GRAMEP S.A.C. ESPECIALISTA EN CONSULTORIA Y SANEAMIENTO DE PREDIOS Y TASACIÓN DE INMUEBLES, PROYECTOS INMOBILIARIOS Y EMPRESAS

ZONIFICACION Y USO ACTUAL DEL PREDIO: EL PREDIO SE ENCUENTRA UBICADA DENTRO DE LA ZONA RESIDENCIAL BAJA DENSIDAD (RDB) DE ACUERDO AL PLAN DE ZONIFICACION DE LOS USOS DE SUELOS DE TARAPOTO-MORALES. SIENDO UN AREA DE EXPANSION URBANA Y DE FUERTE CRECIMIENTO DE LAS INVERSIONES INMOBILIARIAS, SEA HOTELERAS Y RESIDENCIALES.

AREA DE LAS EDIFICACIONES DEL TERRENO: EL AREA SE ENCUENTRA ZONIFICADA Y CONSTA DE TRES ANILLOS VIALES CON CARRETERA AFIRMADA, CERCO VIVO Y MURITOS DE PIEDRAS PERIMETRALES. AREAS PREPARADAS CON MOVIMIENTO TIERRA Y LISTAS PARA LAS CONSTRUCCIONES PREVISTAS. SIENDO AVANZADA LA CONSTRUCCIÓN DE LOS ESTACIONAMIENTOS CON MUROS DE CONTENCIONES DE SERVICIOS Y PARA CLIENTES. ASIMISMO, CUENTA CON UNA PISCINA CON ISLA BAR Y CATARATA DE ROCAS DE 1000 M2 CONSTRUIDA, FALTANDO SOLO LOS REVISTEMIENTOS Y ACCESORIOS. TAMBIEN CUENTA CON SILOS DE DESAGUE Y LAGUNA DE OXIDACION, PUNTO DE AGUA POTABLE, AGUA PARA RIEGO, PUNTO DE INGRESO SUTERANEO DE ENERGIA ELECTRICA E CABLE DE FIBRA OPTICA.

LINDEROS Y PERIMETROS: EL AREA DEL TERRENO Y DE 36,839 M2 Y CON 1007 ML. DE PERIMETRO. CONLINDA POR EL FRENTE CON EL INGRESO PRINCIPAL Y EL HOTEL RESORT RUSTICA Y POR LO DEMAS FRENTES CON LA PROPRIEDA DE VILLA PARADISO SAC.

DESCRIPCION DEL PREDIO: EL AREA ESTA FORMADA Y PREPARADA PARA EL PROYECTO DE UN RESORT Y CASAS CLUB. TENIENDO LAS AREAS DEFINIDAS Y PREPARADAS, SEA CON LOS LOTES PARA LAS 40 CASAS CLUB, CON SU CERCO VIVO LOGRADO, QUE LOS PARQUEO CLIENTES Y PROVEDORES, AREA SOCIAL CON PISCINA CONSTRUIDA Y LAS AREAS NIVELADAS PARA LA CONSTRUCCION DE LOS DOS BLOQUES HOTELEROS PARA 52 SUITES CON VISTA PANORAMICA Y GRAN PAISAJISMO NATURAL.

OBRAS COMPLEMENTARIAS E INSTALACIONES: EL PREDIO CUENTA CON AGUA, LUZ, CABLE DE FIBRA OPTICA DE ALTA VELOCIDAD, SILOS Y LAGUNA DE OXIDACION PARA DESAGUE, CAMINOS, INGRESO COMUN, CERCOS VIVOS, PROYECTO COMPLETO ARQUITECTONICO DE UN RESORT DE 52 SUITTES Y 40 CASAS CLUB.

Jr. Sinchi Roca N° 290 Tarapoto – Perú

Celular: +51 942 318 965 / E-Mail: GramepSac.CC@gmail.com

CONSTRUCTORA Y CONSULTORIA GRAMEP S.A.C. ESPECIALISTA EN CONSULTORIA Y SANEAMIENTO DE PREDIOS Y TASACIÓN DE INMUEBLES, PROYECTOS INMOBILIARIOS Y EMPRESAS

CARACTERISTICA E INFRAESTRUCTRURA DE SERVICIO URBANO DEL ENTORNO DEL PREDIO: EL PREDIO ESTA CUBIERTO POR EL SERVICIO DE RECOJO DE BASURA, ADEMAS EL PREDIO SE INTEGRA A UN CONJUNTO DE OTROS PROYECTOS TURISTICOS RESIDENCIALES DE GRAN EMBARGADURA DE LA EMPRESA VILLA PARADISO SAC, QUE LE GARANTIZA LA PUESTA EN VALOR E REVALORIZACION FUTURA.

SERVIDUMBRE: EL PREDIO NO CUENTA CON SERVIDUMBRE

GRAVAMEN Y CARGAS: NEGATIVO

FUENTE E PROCEDENCIA DE LA INFORMACION: REGISTRO PUBLICO DE PROPIEDAD INMUEBLE DE TARAPOTO – SUNARP – OTROS.

OBSERVACIONES: EL PREDIO ESTA AUN INSCRITO COMO “PREDIO RURAL” SIN EMBARGO SE ENCUENTRA EN UN AREA DE EXPANSION URBANA Y DONDE LOS TERRENOS DEL FRENTE ESTAN YA INSCRITO A URBANO. NOS INDICA LA PROPRIEDAD QUE AUN NO SE A PROCEDIDO AL CAMBIO A URBANO POR UN TEMA DE REDUCIR IMPUESTOS DE ARBITRIOS MUNICIPALES Y HASTA NO AVANZAR Y CONCLUIR CON LA CONSTRUCCION DEL PROYECTO DEL RESORT Y CASAS CLUB.

REFERENCIA COMERCIAL

PARA LA TASACION DEL TERRENO, SE TOMO ENTRE OTRO COMO REFERENCIA LA COMERCIALIZACION ACTUAL DE TERRENOS DEL PROYECTO “YANASPA GREEN DREAMS” QUE SE UBICAN EN LA PARTE MAS ALTA Y EN LA CERCANIA DEL PREDIO OBJETO DE LA TAZACION. CONSIDERANDOSE EL VALOR DEL PREDIO DE BUENA VISTA RESORT Y CASAS CLUB SAC, DE UN RANGO MUCHO MAYOR EN VALOR POR TENER MEJOR ACCESIBILIDAD Y CERCANIA A LA CIUDAD CON UN ENTORNO DE SERVICIOS Y DESARROLLO SUPERIOR.

Jr. Sinchi Roca N° 290 Tarapoto – Perú

Celular: +51 942 318 965 / E-Mail: GramepSac.CC@gmail.com

CONSTRUCTORA Y CONSULTORIA GRAMEP S.A.C. ESPECIALISTA EN CONSULTORIA Y SANEAMIENTO DE PREDIOS Y TASACIÓN DE INMUEBLES, PROYECTOS INMOBILIARIOS Y EMPRESAS

PRECIO DE YANASPA

LISTA DE PRECIOS

Etapa	Zona	N° Lote	Área /m² *Precio en USD	Precio de lista *Precio en USD
Oeste	EL PARQUE	12	944,18	$151.069
Este	EL PARQUE	22	1.145,65	$183.304
Oeste	EL PARQUE	23	893,80	$143.008
Oeste	LAS FINCAS	52	1.731,00	$294.270
Oeste	LAS FINCAS	53	1.417,55	$198.457
Este	LAS FINCAS	58	1.221,01	$170.941

Etapa	Zona		Área /m²	Precio de lista
Oeste	EL BOSQUE	5	600,00	$220.000

Yanashpa
Village

VALOR COMERCIAL Y DE REALIZACION EN DOLARES AMERICANOS (T.C. 1$=3,74 S/.) DEL INMUEBLE OBJETO DE ESTA TASACION EN EL ESTADO ACTUAL DE AVANCE DE OBRAS.

VT	VE	VOC	VC	VRM
$8,104,580	$1,237,000	$1,625,000	$10,466,580	$8,373,264

VT= Valor Terreno	VE= Valor edificaciones	VOC= Valor de obras complementarias

VC= Valor Comercial	VRM= Valor de realización en el mercado (-20%)

VALOR COMERCIAL POR EFECTO DE ESTA TASACION:

$10,466,580

Jr. Sinchi Roca N° 290 Tarapoto – Perú

Celular: +51 942 318 965 / E-Mail: GramepSac.CC@gmail.com

CONSTRUCTORA Y CONSULTORIA GRAMEP S.A.C. ESPECIALISTA EN CONSULTORIA Y SANEAMIENTO DE PREDIOS Y TASACIÓN DE INMUEBLES, PROYECTOS INMOBILIARIOS Y EMPRESAS

TASACION COMERCIAL “A FUTURO” DE LA EMPRESA

PROPRIETARIA DEL RESORTS & CASAS CLUB

Jr. Sinchi Roca N° 290 Tarapoto – Perú

Celular: +51 942 318 965 / E-Mail: GramepSac.CC@gmail.com

CONSTRUCTORA Y CONSULTORIA GRAMEP S.A.C. ESPECIALISTA EN CONSULTORIA Y SANEAMIENTO DE PREDIOS Y TASACIÓN DE INMUEBLES, PROYECTOS INMOBILIARIOS Y EMPRESAS

Jr. Sinchi Roca N° 290 Tarapoto – Perú

Celular: +51 942 318 965 / E-Mail: GramepSac.CC@gmail.com

CONSTRUCTORA Y CONSULTORIA GRAMEP S.A.C. ESPECIALISTA EN CONSULTORIA Y SANEAMIENTO DE PREDIOS Y TASACIÓN DE INMUEBLES, PROYECTOS INMOBILIARIOS Y EMPRESAS

ANTECEDENTES:

NUESTRO CLIENTE NOS SOLICITA PODER EVALUAR E DAR NUESTRA TEORICA TASACION A LA EMPRESA PROPIETARIA DEL TERRENO Y DEL PROYECTO DE RESORT Y CASAS CLUB. EL MISMO QUE SE COMPONE DE AREAS SOSCIALES, CLUB, RESTAURANTES, 52 SUITES EN DOS BLOQUES HOTELEROS Y 40 CASAS CLUB CON JARDIN Y PISCINA PRIVADA.

ANALISIS COMERCIAL:

SEGÚN EL PROYECTO A LA VISTA Y EN BASE AL PLAN DE COMERCIALIZACION DE “SEMANAS HOTELERAS FUTURAS”, UN SISTEMA QUE ESTA TOMANDO FUERZA EN PERU Y QUE ES UTILIZADA EN VARIAS CADENAS HOTELERAS EXITOSAMENTE Y EXISTEN EMPRESAS ESPECIALIZADAS EN DAR SERVICIO DE COMERCIALIZACION Y ADMINISTRACION DE LAS VENTAS Y COBRANZA DE LAS MENBRESIAS.

SEGÚN EL PLAN COMERCIAL DE LA EMPRESA BUONA VISTA RESORT Y CASAS CLUB, SE PROYECTA LAS VENTAS DE UNA MEMBRESIA QUE CONSTA DE UNA SEMANA DE ALOJAMIENTO AL AÑO POR 5 AÑOS EN EL RESORT A UN PRECIO VARIABLE ENTRE LOS $3500 Y LOS $7,000, DEPENDIENDO LA TIPOLOGIA DE LA SUITE (ESTAS VARIAN DESDE 50M2 HASTA 160 M2) O CASAS CLUB MAS PARA FAMILLAS.

PARA EL FIN DE ESTA TASACION ESTAMOS TOMANDO COMO REFERENCIA UN PRECIO PROMEDIO DE $5,000 POR CADA SEMANA HOTELERA VENDIDA. ASIMISMO, ESTAMOS CONSIDERADO COMO UNIDADES DISPONIBLES PARA ESTE TIPO DE COMERCIALIZACION, LAS 52 SUITTES MAS LAS 40 CASAS CLUB OBTENIENDO UN TOTAL DE 92 UNIDADES INMOBILIARES DISPONIBLES PARA LA COMERCIALIZACION. ESTO NOS LLEVA A OBTENER:

92 X 52 SEMANAS = 4,784 SEMANAS HOTELERAS DISPONIBLE DENTRO LOS CINCO AÑOS DE DURACION DE LA MENBRESIA.

Jr. Sinchi Roca N° 290 Tarapoto – Perú

Celular: +51 942 318 965 / E-Mail: GramepSac.CC@gmail.com

CONSTRUCTORA Y CONSULTORIA GRAMEP S.A.C. ESPECIALISTA EN CONSULTORIA Y SANEAMIENTO DE PREDIOS Y TASACIÓN DE INMUEBLES, PROYECTOS INMOBILIARIOS Y EMPRESAS

ESTIMANDO VENDER CADA AÑO UN MINIMO DE 956 SEMANAS HOTELERAS GENERANDO UN INGRESO BRUTO ANUAL DE $4,780,000 Y A ESTE SE TENDRA QUE CONSIDERAR UN PAGO ANUAL DE 300$ QUE CADA SOCIO PAGA DE MANTENIMIENT0.

OBTENIENDO UN INGRESO ADICIONAL ANUAL A CICLO COMPLETADO DE $1,435,200. FINALMENTE LOGRANDO UN TOTAL DE INGRESOS ANUALES BRUTO POR ESTE CONCEPTO DE $6,215,200. ESTO SIN CONSIDERAR LOS DEMAS INGRESOS DE: RESTAURANT, BAR, PISCINA, ALOJAMIENTO A TERCEROS ETC.

CONCLUSION Y TASACION:

SI UTILIZAMOS ESTOS PROYECTADOS DE VENTAS ANUALES Y CONSIDERANDO QUE EN LA REGION NO SE APLICA IMPUESTO A LA VENTAS Y EL SECTOR TURISMO ESTA CON UN REGIMEN DE SOLO EL 10% DE IMPUESTO A LA RENTA PODEMOS HIPOTIZAR UNA UTILIDAD NETA SUPERIOR A LOS $5,000,000 AL AÑO.EN TAL CASO UTILIZANDO UN MULTIPLICADOR DE 5 AÑOS PARA AMORTIGUAR UNA INVERSION QUE NOS GENERE UN RETORNO DEL 20%, TENDRIAMOS UN VALOR COMERCIAL DE $25,000,000 A ESTE DEBERIAMO AÑADIRLE EL VALOR DE LOS ACTIVOS INMUEBLES DE LA PROPIEDAD, MENOS AMORTIZACIONES. SIN EMBARGO, NOS LIMITAMOS A AÑADIRLE EL VALOR SIMPLE DEL TERRENO SIN LAS CONSTRUCCIONES OBTENIENDO EL SIGUIENTE VALOR:

VALOR DE LA ACTIVIDAD COMERCIAL (SIN CONSTRUCCIONES): $25,000,000

VALOR DEL TERRENO: $8,104,580

VALOR TOTAL COMERCIAL DE LA EMPRESA BUENA VISTA RESORT Y CASAS CLUB SAC EN

OPERACIÓN Y A PROYECTO CONCLUIDO, SEGÚN NUESTRO ESTUDIO:

USD 33,104,580

Jr. Sinchi Roca N° 290 Tarapoto – Perú

Celular: +51 942 318 965 / E-Mail: GramepSac.CC@gmail.com

EXHIBIT B

INVESTOR SHARES

The Investor Shares consists of:

(I) One Thousand (1000) shares of Common Stock of Buona Vista - Casas Club & Resort S.A.C., a company established under the laws of Peru, registered in the National Superintendence of Public Registries, registry entry no. 11161438, issued to Nicola Felice, represented by Certificate(s) No.:0001- 2019, held by Nicola Felice as the sole legal and beneficial owner, without restrictions.

AND -

(II) One Thousand (1000) shares of Common Stock of Buona Vista - Casas Club & Resort S.A.C., a company established under the laws of Peru, registered in the National Superintendence of Public Registries, registry entry no. 11161438, issued to Victor Raul Montenegro Criado, represented by Certificate(s) No.: 0002-2019, held by Victor Raul Montenegro Criado as the sole legal and beneficial owner, without restrictions.

(TOGETHER, THE “INVESTOR SHARES”)

B-1